AMENDMENT
TO
CONSULTING AGREEMENT

This Amendment to Consulting Agreement (the “Amendment”) is made and entered into effective September 26, 2023 (the “Effective Date”) by and between Charity Scripture, having an address on file (“Consultant”) and Bellicum Pharmaceuticals, Inc., having its principal address at 3730 Kirby Dr., Suite 1200, Houston, Texas 77098 (together with its affiliates and subsidiaries “Bellicum”). Capitalized terms used herein but not defined herein will have the meanings ascribed to such terms in the Agreement. Consultant and Bellicum are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

    Whereas, the Parties have previously entered into and executed a Consulting Agreement dated July 3, 2023 (the “Agreement”);

    Whereas, the Parties wish to amend the Agreement to extend the term.

    Now Therefore, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.The term of the Agreement as set forth in Section 2(a) is hereby extended to March 31, 2024. The Agreement may be terminated as set forth in Section 2.

2.Except as expressly amended by this Amendment, the Agreement shall be unchanged and shall remain in full force and effect in accordance with its terms.

This Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which will constitute one and the same instrument.

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the Effective Date of this Amendment.

Bellicum Pharmaceuticals, Inc.

By:	/s/ Rick Fair	By:	/s/ Charity Scripture
Name: Rick Fair		Charity Scripture
Title: President & CEO